UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2023

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, the Board of Directors (the “Board”) of TScan Therapeutics, Inc. (the “Company”) appointed Gavin MacBeath, Ph.D., as the interim Principal Financial Officer of the Company, effective July 21, 2023, replacing Brian Silver, who had previously announced his resignation as Chief Financial Officer of the Company effective July 21, 2023. Dr. MacBeath has been serving as Chief Executive Officer since May 24, 2023.

On July 20, 2023, the Board appointed Leiden Dworak as Principal Accounting Officer of the Company, effective July 21, 2023, in which capacity Mr. Silver had previously served. Mr. Dworak has served as Vice President, Finance since April 2022. He has 15 years of experience in financial infrastructure implementation for clinical and manufacturing operations in the biotechnology and life sciences industries.

Prior to joining the Company, Mr. Dworak was the Vice President, Head of Financial Planning and Analysis and Business Operations at AVROBIO, Inc., where he implemented a financial infrastructure and developed processes to enable the annual operating plan, strategic plan, and financial reporting. Before joining AVROBIO, Mr. Dworak was a Director at Moderna, Inc., where he was a key strategic business partner across multiple therapeutic areas and the finance lead for global vaccines business development. Prior to that, Mr. Dworak held positions of increasing responsibility for various biotech and pharmaceutical companies including Merrimack Pharmaceuticals, Inc., SeraCare Life Sciences Inc. (now LGC Clinical Diagnostics, Inc.), and Boston Scientific Corporation. Mr. Dworak has a MBA from Indiana University, Bloomington, Indiana.

In connection with Mr. Dworak’s appointment as Principal Accounting Officer of the Company, the Board agreed to increase his base salary to $340,000 from $321,000, and his target annual bonus to 35% from 30% of his base salary. Mr. Dworak also received an award of stock options for 25,000 shares of voting common stock with an exercise price equal to the closing price on the Nasdaq Global Market on the July 21, 2023 grant date of $2.23 per share. These options would vest over four years, with 25% vesting on the one-year anniversary of the date of grant and the balance in 36 monthly installments thereafter, subject to Mr. Dworak’s continued employment.

There are no family relationships between Dr. MacBeath or Mr. Dworak, respectively, and any other director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Dr. MacBeath or Mr. Dworak, respectively, that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: July 24, 2023	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer